Exhibit 10.16

January 11, 2016

Mr. Scott L. Mathis

Chief Executive Officer

Algodon Wines & Luxury Development Group, Inc. 135

Fifth Avenue, 10th Floor

New York, NY 10010

Dear Mr. Mathis:

We are pleased that Algodon Wines & Luxury Development Group, Inc. (“Algodon” or the “Company”) has decided to retain Maxim Group LLC (“Maxim”) to provide general financial advisory and investment banking services to the Company as set forth herein. This letter agreement (“Agreement”) will confirm Maxim’s acceptance of such retention and set forth the terms of our engagement.

1. Retention. The Company hereby retains Maxim as its exclusive financial advisor and investment banker to provide general financial advisory and investment banking services, and Maxim accepts such retention on the terms and conditions set forth in this Agreement. In connection with this Agreement, Maxim may provide certain or all of the following services (collectively referred to as the “Advisory Services”):

(a)	provide a valuation analysis of the Company including:

I. Comparable company analysis;

II. Precedent transaction analysis;

III. Asset valuation using standard asset appraisal methodologies;

(b)	assist management of the Company and advise the Company with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances and capital requirements;

(c)	advise the Company on matters relating to its capitalization including a potential public up listing;

(d)	assist management of the Company with the preparation of the Company’s marketing materials and investor presentations;

(e)	assist the Company with strategic introductions;

(f)	work closely with the Company’s management team to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value. This will include assisting the Company in determining key business actions, including assistance with strategic partnership discussions and review of financing requirements, intended to help enhance shareholder value and exposure to the investment community;

(g)	advise the Company on potential financing alternatives and merger and acquisition criteria and activity, including facilitation and negotiation of any financial or structural aspects of such alternatives; and

January 11, 2016	Algodon Wines & Luxury Development

(h)	provide such other financial advisory and investment banking services upon which the parties may mutually agree.

It is expressly understood and agreed that Maxim shall be required to perform only such tasks as may be necessary or desirable in connection with the rendering of its services hereunder and therefore may not perform all of the tasks enumerated above during the term of this Agreement. Moreover, it is further understood that Maxim need not perform each of the above-referenced tasks in order to receive the fees described in Section 3. It is further understood that Maxim’s tasks may not be limited to those enumerated in this paragraph.

2. Information. In connection with Maxim’s activities hereunder, the Company will cooperate with Maxim and furnish Maxim upon request with all information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the “Information”) which Maxim deems appropriate and will provide Maxim with access to the Company’s officers, directors, employees, independent accountants and legal counsel. The Company represents and warrants to Maxim that all Information made available to Maxim hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to Maxim will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that Maxim: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company. Any advice rendered by Maxim pursuant to this Agreement may not be disclosed publicly without Maxim’s prior written consent. Maxim hereby acknowledges that certain of the Information received by Maxim may be confidential and/or proprietary, including Information with respect to the Company’s technologies, products, business plans, marketing, and other Information which must be maintained by Maxim as confidential. Maxim agrees that it will not disclose such confidential and/or proprietary Information to any other companies in the industry in which the Company is involved, or use such Information for any purpose unrelated to the services to be provided pursuant to this Agreement. In addition, Maxim represents that it has written procedures regarding information barriers and restricting the dissemination of material non-public information.

3. Compensation. As consideration for Maxim’s services pursuant to this Agreement, Maxim shall be entitled to receive, and the Company agrees to pay Maxim, the following compensation:

(a)	The Company shall pay to Maxim a non-refundable monthly fee of $7,500 (USD) for the term of this Agreement; however in no event shall the Company pay fewer than six (6) monthly fee payments to Maxim. The monthly fee payments are payable at the beginning of each month upon execution of this Agreement until the termination of the Agreement (subject to the minimum six month time period detailed in the preceding sentence). The monthly fee payments shall be payable by wire or other immediately available funds. The fees appearing in Exhibit B (hereto, the “Fee Schedule”) shall be earned by and paid to Maxim by the Company in connection with any Financings or Transactions (as such terms are defined hereafter) undertaken by the Company, the terms of which will be will be mutually agreed upon under separate advisory, placement agency and/or underwriting agreements. The fees enumerated in Exhibit B are separate and apart from the monthly fee payments enumerated earlier in this paragraph.

Members FINRA & SIPC

405 Lexington Ave. • New York, NY IOI74

tel (212) 895-3500 • (800) 724-0761 • fax (212) 895-3783 • www.maximgrp.com New York, NY • Long Island, NY • Redbank, NJ

January 11, 2016	Algodon Wines & Luxury Development

(b)	In addition to the monthly fee, the Company will also issue to Maxim or its designees 450,000 shares of the Company’s Common Stock (“Common Stock”). The Common Stock shall be issued and shall vest based on the following schedule:

a.	350,000 restricted shares of Common Stock will be issued to Maxim upon execution of this Agreement. 1/9 or 11.1% of those shares shall vest upon the execution of the Agreement, with an additional 1/9 or 11.1% to vest on each successive month thereafter until either this Agreement is terminated or 350,000 shares have vested. In the event this Agreement is terminated before all 350,000 shares have vested, all unvested shares shall be promptly returned to the Company along with any requested documentation (such as a signed stock power) needed to effect a transfer of ownership of such shares back to the Company;
b.	100,000 restricted shares of Common Stock upon an uplisting of the Company’s Common Stock to a national exchange (NASDAQ or NYSE MKT).

The restricted shares of Common Stock will have unlimited piggyback registration rights and the same rights afforded other holders of the Company’s Common Stock.

(c)	The Company and Maxim acknowledge and agree that, in the course of performing services hereunder, Maxim may communicate with (as the Company’s advisor) or introduce the Company to third parties who may be interested in providing financing to the Company (a “Financing”) or in entering into a transaction with the Company, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction (any such transaction, a “Transaction”). The Company agrees that if during the term of this Agreement or within twelve (12) months from the effective date of the termination of this Agreement either the Company or any party to whom the Company was introduced by Maxim or who was contacted by Maxim on behalf of the Company in connection with its services for the Company hereunder proposes a Financing or any Transaction involving the Company, then, if any such Financing or Transaction is consummated, the Company shall pay to Maxim fees in accordance with the Fee Schedule; provided, however, that if Maxim’s services are limited to making an introduction to another investment bank or intermediary (“Party”) that executes a Financing or a Transaction with the Company and Maxim does not render any services in connection with a Transaction other than an introduction, the fee hereunder shall be reduced to 1/3 or 33.3% of the applicable fee set forth in the Fee Schedule. Alternatively, Maxim can enter into a fee sharing agreement with the Party based the applicable fee set forth in the Fee Schedule. Such fees shall be payable to Maxim in cash at the closing or closings of the Financing or Transaction to which it relates. Should Maxim’s fee hereunder be limited to the fee for making an introduction, it can earn an additional fee for services provided as a sales agent in a Financing.

4. Expenses. In addition to payment to Maxim of the compensation set forth in Section 3 hereof, the Company shall promptly upon request from time to time reimburse Maxim for all reasonable expenses (including, without limitation, fees and disbursements of counsel (capped at $5,000) and all travel and other out-of-pocket expenses) incurred by Maxim in connection with its engagement hereunder. Maxim will provide the Company an invoice and copies of receipts pursuant to its expenses and such expenses (excepting legal fees) shall not exceed $2,500 without prior authorization of the Company.

5. Indemnification. The Company agrees to indemnify Maxim in accordance with the indemnification and other provisions attached to this Agreement as Exhibit A (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

Members FINRA & SIPC

405 Lexington Ave. • New York, NY IOI74

tel (212) 895-3500 • (800) 724-0761 • fax (212) 895-3783 • www.maximgrp.com New York, NY • Long Island, NY • Redbank, NJ

January 11, 2016	Algodon Wines & Luxury Development

6. Future Rights. As additional consideration for its services hereunder and as an inducement to cause Maxim to enter into this Agreement, if at any time during the term of this Agreement or within twelve (12) months from the effective date of the termination of this Agreement, the Company proposes to effect a public offering of its securities on a US exchange, private placement of securities or other Financing, the Company shall offer to retain Maxim as lead book running manager of such offering, or as its exclusive agent in connection with such Financing or other matter, upon such terms as the parties may mutually agree, such terms to be set forth in a separate engagement letter or other agreement between the parties. Such offer shall be made in writing in order to be effective. The Company shall not offer to retain any other investment banking firm in connection with any such offering or financing, on terms more favorable than those discussed with Maxim without offering to retain Maxim on such more favorable terms. Maxim shall notify the Company within ten (10) days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Maxim should decline such retention, the Company shall have no further obligations to Maxim, except as specifically provided for herein. For avoidance of confusion, the provisions of this paragraph shall not apply to the private placement offering being conducted by the Company as of the commencement of this Agreement. Furthermore, and notwithstanding the foregoing, the Company’s subsidiary, OPEC Capital, Inc., is understood to have a prior right to conduct or manage any offering contemplated in this paragraph during such time that it is legally authorized to do so.

7. Other Activities. The Company acknowledges that Maxim has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of Maxim contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Maxim or of any member, manager, officer, employee, agent or representative of Maxim, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of Maxim to render services of any kind to any other corporation, firm, individual or association. Maxim may, but shall not be required to, present opportunities to the Company.

8. Term and Termination; Survival of Provisions. Either Maxim or the Company may terminate this Agreement at any time upon thirty (30) days’ prior written notice to the other party after the six (6) month anniversary of this Agreement. In the event of such termination, the Company shall pay and deliver to Maxim: (i) all compensation earned through the date of such termination (“Termination Date”) pursuant to any provision of Section 3 hereof; (ii) all compensation which may be earned by Maxim after the Termination Date pursuant to Section 3 hereof; and (iii) and shall reimburse Maxim for all expenses incurred by Maxim in connection with its services hereunder pursuant to Section 4 hereof. All such fees and reimbursements due to Maxim pursuant to the immediately preceding sentence shall be paid to Maxim on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of a Financing or Transaction or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof). Notwithstanding anything expressed or implied herein to the contrary: (i) any other agreement entered into between Maxim and the Company may only be terminated in accordance with the terms thereof, notwithstanding an actual or purported termination of this Agreement, and (ii) the terms and provisions of Sections 3, 4, 5 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 6, 8, 9, 10, 11, 15 and 17 shall survive the termination of this Agreement.

Members FINRA & SIPC

405 Lexington Ave. • New York, NY IOI74

tel (212) 895-3500 • (800) 724-0761 • fax (212) 895-3783 • www.maximgrp.com New York, NY • Long Island, NY • Redbank, NJ

January 11, 2016	Algodon Wines & Luxury Development

9. Notices. All notices will be in writing and will be effective when delivered in person or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:	Mr. Scott L. Mathis Chief Executive Officer
Algodon Wines & Luxury Development Group, Inc.
135 Fifth Avenue, 10th Floor
New York, NY 10010
Telephone: (212) 739-7677

With a copy to:	Eric S. Hutner, Esq.
Hutner Klarish LLP
1359 Broadway, Suite 2001
New York, NY 10018
Telephone: (212) 391-9235
Facsimile: (212) 981-9122

To Maxim:	James Siegel, Esq.
Maxim Group LLC
405 Lexington Avenue
New York, NY10174
Telephone: (212) 895-3508
Facsimile: (212) 895-3860

Mr. Clifford Teller Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Members FINRA & SIPC

405 Lexington Ave. • New York, NY IOI74

tel (212) 895-3500 • (800) 724-0761 • fax (212) 895-3783 • www.maximgrp.com New York, NY • Long Island, NY • Redbank, NJ

January 11, 2016	Algodon Wines & Luxury Development

10. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be enforced, governed by and construed in accordance with the laws of New York without regard to principles of conflict of laws. Any controversy between the parties to this Agreement, or out of shall be resolved by arbitration before the Financial Industry Regulatory Authority (“FINRA”) in New York City. The following arbitration agreement should be read in conjunction with these disclosures:

(a)	ARBITRATION IS FINAL AND BINDING ON THE PARTIES;
(b)	THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL;
(c)	PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDING;
(d)	THE ARBITRATORS’ AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDING OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED; AND

ARBITRATION AGREEMENT ANY AND ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN THE UNDERSIGNED AND YOU OR YOUR AGENTS, REPRESENTATIVES, EMPLOYEES, DIRECTORS, OFFICERS OR CONTROL PERSONS, ARISING OUT OF, IN CONNECTION WITH, FROM OR WITH RESPECT TO (a) ANY PROVISIONS OF OR THE VALIDITY OF THIS AGREEMENT OR ANY RELATED AGREEMENTS, (b) THE RELATIONSHIP OF THE PARTIES HERETO, OR (c) ANY CONTROVERSY ARISING OUT OF YOUR BUSINESS

January 11, 2016

SHALL BE CONDUCTED PURSUANT TO THE CODE OF ARBITRATION PROCEDURE OF FINRA. ARBITRATION MUST BE COMMENCED BY SERVICE OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE. IF YOU ARE A PARTY TO SUCH ARBITRATION, TO THE EXTENT PERMITTED BY THE RULES OF THE APPLICABLE ARBITRATION TRIBUNAL, THE ARBITRATION SHALL BE CONDUCTED IN NEW YORK, NEW YORK. THE DECISION AND AWARD OF THE ARBITRATORS(S) SHALL BE CONCLUSIVE AND BINDING UPON ALL PARTIES, AND ANY JUDGMENT UPON ANY AWARD RENDERED MAY BE ENTERED IN A COURT HAYING JURISDICTION THEREOF, AND NEITHER PARTY SHALL OPPOSE SUCH ENTRY.

11. Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

12. Headings. The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

Members FINRA & SIPC

405 Lexington Ave. • New York, NY IOI74

tel (212) 895-3500 • (800) 724-0761 • fax (212) 895-3783 • www.maximgrp.com New York, NY • Long Island, NY • Redbank, NJ

January 11, 2016	Algodon Wines & Luxury Development

13. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Maxim nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

14. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions. Without limiting the foregoing, the Company acknowledges and agrees that Maxim is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company’s stockholders or creditors or any other person by virtue of this Agreement or the retention of Maxim hereunder, all of which are hereby expressly waived.

15. Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

16. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile and electronic signatures shall be deemed to be original signatures for all purposes.

17. Disclaimers. Maxim and the Company further agree that neither Maxim nor any of its affiliates or any of its/their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act of 1934), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Advisory Services rendered herein, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Maxim and that are finally and fully judicially determined (or determined by a properly constituted arbitration panel) to have resulted solely from the gross negligence or willful misconduct of Maxim.

Members FINRA & SIPC

405 Lexington Ave. • New York, NY IOI74

tel (212) 895-3500 • (800) 724-0761 • fax (212) 895-3783 • www.maximgrp.com New York, NY • Long Island, NY • Redbank, NJ

January 11, 2016	Algodon Wines & Luxury Development

If the terms of our engagement as set forth in this letter are satisfactory to you, please confirm by signing and returning one copy of this letter, together with a check or wire for $7,500 representing the initial monthly payment in connection with the Agreement.

Very truly yours, MAXIM GROUP LLC
By: /s/Karl Brenza
Karl Brenza
Senior Managing Director

By: /s/Clifford Teller
Clifford Teller
Executive Managing Director, & Head of Investment Banking

Agreed to and accepted this 11th day of January, 2016

ALGODON WINES & LUXURY DEVELOPMENT GROUP, INC.

/s/Scott L. Mathis

Name: Scott L. Mathis

Title: Chief Executive Officer

Members FINRA & SIPC

405 Lexington Ave. • New York, NY IOI74

tel (212) 895-3500 • (800) 724-0761 • fax (212) 895-3783 • www.maximgrp.com New York, NY • Long Island, NY • Redbank, NJ

Algodon Wines & Luxury Development Group, Inc.

December 2015

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Maxim and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Maxim’s acting for the Company, including, without limitation, any act or omission by Maxim in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Maxim to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any Agency Agreement), or the enforcement by Maxim of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Maxim by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”) Maxim, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of Maxim, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

Members FINRA & SIPC

405 Lexington Ave. • New York, NY IOI74

tel (212) 895-3500 • (800) 724-0761 • fax (212) 895-3783 • www.maximgrp.com New York, NY • Long Island, NY • Redbank, NJ

Algodon Wines & Luxury Development Group, Inc.

December 2015

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only it) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Maxim in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees and value of other consideration previously received by Maxim pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

Members FINRA & SIPC

405 Lexington Ave. • New York, NY IOI74

tel (212) 895-3500 • (800) 724-0761 • fax (212) 895-3783 • www.maximgrp.com New York, NY • Long Island, NY • Redbank, NJ

Algodon Wines & Luxury Development Group, Inc.

December 2015

Exhibit B

FEE SCHEDULE

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

1.	For any Financing, the Company shall:

(i)	pay Maxim a cash fee of eight percent (8.0%) of the amount of capital raised, invested or committed; and
(ii)	pay Maxim a cash fee for unallocated expenses of one percent(l.0%) of the amount of capital raised, invested or committed; and
(iii)	deliver a warrant to Maxim (the “Agent Warrant”) to purchase shares of the Company’s common stock (the “Common Stock”) equal to nine percent (9.0%) of the number of shares of Common Stock underlying the securities issued in the Financing. Such Agent Warrant will be issued at each Closing and shall provide, among other things, that the Agent Warrant shall (i) be exercisable at an exercise price of 110% to the price of the securities (or the exercise price of the securities) issued to the investors in the Financing, (ii) expire five (5) years from the date of issuance, (iii) contain any anti-dilution protection provided to the investors in the Financing, if any, (iv) include customary registration rights, including the registration rights provided to the investors, (v) contain provisions for cashless exercise and (vi) include such other terms as are normal and customary for warrants of this type.

2.	Transaction Fees:

The Transaction Fees shall be payable to Maxim in cash at the closing or closings of the Transaction to which it relates and shall be equal to three percent (3%) of Transaction consideration as defined below. The amount of consideration paid in a Transaction shall include, for purposes of calculating such fee, all forms of consideration paid or received, directly or indirectly, by the Company and/or its stockholders in such Transaction, including, without limitation, cash, securities, notes or other evidences of indebtedness, assumption of liabilities (whether by operation of law or otherwise), or any combination thereof. If all or portion of the consideration paid in the Transaction is other than cash or securities, then the value of such noncash consideration shall be the fair market value thereof on the date the Transaction is consummated as mutually agreed upon in good faith by the Company and Maxim. If such noncash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation for the Transaction, then the value of such securities shall be determined based upon the closing or last sales price thereof on the date of the consummation of the Transaction. If such non-cash consideration consists of newly-issued, publicly-traded common stock, options, warrants or rights for which no public trading market existed prior to the consummation of the Transaction, then the value thereof shall be the average of the closing prices for the twenty (20) trading days subsequent to the fifth trading day after the consummation of the Transaction. In such event, the fee payable to Maxim pursuant to this Section 3 shall be paid on the thirtieth (30th) trading day subsequent to consummation of the Transaction. If no public market exists for the common stock, options, warrants or other rights issued in the Transaction, then the value thereof shall be as mutually agreed upon in good faith by the Company and Maxim. If the non-cash consideration paid in the Transaction consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Transaction or exists thereafter), the value thereof shall be the maximum liquidation value (without regard to accrued dividends) of the preferred stock or the principal amount of the debt securities, as the case may be. If all or a portion of the consideration payable in connection with the Transaction includes contingent future payments, then the Company shall pay to Maxim an additional cash fee, determined in accordance with this Section 3, as, when and if such contingency payments are received. However, in the event of an installment purchase at a fixed price and fixed time schedule, the Company agrees to pay Maxim the percentage fee to which it is entitled promptly upon receipt by the Company or the entity the Company has acquired. If with respect to any non-cash consideration the Company and Maxim are unable to agree on the fair market value thereof, then such value shall be determined by submission of the question to a reputable appraisal firm with experience valuing property of the nature of the subject consideration acceptable to the Company and Maxim (the fees and expenses of whom shall be borne equally by the Company and Maxim).

Members FINRA & SIPC

405 Lexington Ave. • New York, NY IOI74

tel (212) 895-3500 • (800) 724-0761 • fax (212) 895-3783 • www.maximgrp.com New York, NY • Long Island, NY • Redbank, NJ